Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated July 23, 2024, relating to the consolidated financial statements, the effectiveness of internal control over financial reporting, and schedules of Cal-Maine Foods, Inc. and Subsidiaries appearing in the entity’s Annual Report on Form 10-K for the year ended June 1, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Frost, PLLC

Little Rock, Arkansas
April 15, 2025